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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported): JANUARY 11, 2002

                               EB2B COMMERCE, INC.
               (Exact Name of Registrant as Specified in Charter)


         NEW JERSEY                   0-10039                  22-2267658
(State or Other Jurisdiction of     (Commission             (I.R.S. Employer
         Incorporation)             File Number)         Identification Number)



      757 THIRD AVENUE, NEW YORK, NEW YORK                        10017
(Address of Registrant's Principal Executive Offices)           (Zip Code)

                                 (212) 703-2000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

         On January 11, 2002, eB2B Commerce, Inc. (the "Company") closed on a private placement of notes and warrants (the "Financing"). Pursuant to the Financing, the Company issued $2,000,000 of principal amount of five-year senior subordinated secured notes (the "Notes") which are convertible into shares of common stock at the conversion price of $2.42 per share, and warrants to purchase an aggregate of 826,439 shares of common stock at an exercise price of $2.90 per share (the "Private Warrants"). The Notes and the Private Warrants were issued upon the conversion by the holders thereof of the $2,000,000 of senior subordinate secured notes issued by the Company in its prior bridge financing which closed on December 26, 2001. No additional cash consideration was received by the Company through the Financing. Both the Notes and the Private Warrants contain anti-dilution protection in certain events, including the issuances of shares by the Company at less than market price or the applicable conversion or exercise price.

         The Financing triggered anti-dilution provisions affecting the conversion price of the Company's Series B preferred stock and the exercise price of and number of shares issuable under various outstanding warrants. As a result, approximately 1,022,301 additional shares of common stock will be issuable with respect to the Series B preferred stock, and approximately 2,592,820 additional shares of common stock will be issuable with respect to the warrants.

         The securities issued in the Financing were not and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

         The Financing is described in a press release of the Company, dated January 15, 2002, a copy of which is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibits:

         99.      Press release, dated January 15, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2002


                                            eB2B Commerce, Inc.


                                            By:      /s/ Richard S. Cohan
                                                --------------------------------
                                            Name:  Richard S. Cohan
                                            Title: President and
                                                   Chief Executive Officer